EXHIBIT (99)(a)

NEWS RELEASE
July 25, 2016
Contact:	Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS AND STOCK REPURCHASE PLAN

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported second quarter and year to date earnings results with highlights as follows:

Second quarter highlights:

•
Net earnings were $3.0 million or $0.54 basic net earnings per share and $0.53 diluted net earnings per share for the three months ended June 30, 2016, as compared to $2.6 million or $0.47 basic and diluted net earnings per share for the same period one year ago.

•
On June 16, 2016,   The North Carolina Business Court ended a lawsuit filed against Peoples Bank that began in 2013.  The lawsuit, which alleged unfair overdraft practices, was dismissed by the Business Court on June 10, 2015.  The Plaintiff appealed to the North Carolina Court of Appeals which, on May 3, 2016, in a unanimous opinion, affirmed the dismissal of the lawsuit by the Business Court.  As a result of the dismissal of the lawsuit, the Company was able to recognize, during second quarter 2016, the reimbursement of $277,000 in legal fees from the Company's insurance carrier.

Year to date highlights:

•
Net earnings were $5.4 million or $0.98 basic net earnings per share and $0.97 diluted net earnings per share for the six months ended June 30, 2016, as compared to $5.0 million or $0.89 basic net earnings per share and $0.88 diluted net earnings per share for the same period one year ago.

•	Non-performing assets declined to $6.2 million or 0.6% of total assets at June 30, 2016, compared to $11.1 million or 1.1% of total assets at June 30, 2015.
•	Total loans increased $35.2 million to $702.0 million at June 30, 2016, compared to $666.8 million at June 30, 2015.
•	Core deposits were $810.5 million or 96.3% of total deposits at June 30, 2016, compared to $768.3 million or 95.0% of total deposits at June 30, 2015.
Lance A. Sellers, President and Chief Executive Officer, attributed the increase in second quarter earnings to an increase in net interest income, an increase in the credit to the provision for loan losses and an increase in non-interest income, which were partially offset by an increase in non-interest expense.
Net interest income was $9.0 million for the three months ended June 30, 2016, compared to $8.3 million for the three months ended June 30, 2015.  The increase in net interest income was primarily due to a $626,000 increase in interest income, which was primarily attributable to an increase in the average outstanding balance of loans, and a $62,000 decrease in interest expense, which was primarily attributable to a decrease in the average outstanding balances of time deposits and FHLB borrowings during the three months ended June 30, 2016, as compared to the same period one year ago.  Net interest income after the provision for loan losses was $9.5 million for the three months ended June 30, 2016, compared to $8.5 million for the three months ended June 30, 2015.  The provision for loan losses for the three months ended June 30, 2016 was a credit of $531,000, as compared to a credit of $214,000 for the three months ended June 30, 2015.  The increase in the credit to the provision for loan losses is primarily attributable to a reduction in the required level of the allowance for loan losses resulting from lower historical loss rates used to calculate the ASC 450-20 reserve as the elevated level of loan losses incurred in 2011 and 2012 are no longer included in the historical loss calculations.

Non-interest income was $3.6 million for the three months ended June 30, 2016, compared to $3.3 million for the three months ended June 30, 2015.  The increase in non-interest income is primarily attributable to $324,000 in gains on the sale of securities during the second quarter of 2016, compared to none for the same period in 2015.
Non-interest expense was $9.1 million for the three months ended June 30, 2016, compared to $8.3 million for the three months ended June 30, 2015.  The increase in non-interest expense was primarily due to a $418,000 increase in salaries and benefits expense resulting primarily from an increase in the number of full-time equivalent employees and annual salary increases combined with a $252,000 increase in occupancy expense and a $102,000 increase in other non-interest expenses during the three months ended June 30, 2016, as compared to the three months ended June 30, 2015.
Year-to-date net earnings as of  June 30, 2016 were $5.4 million or $0.98 basic net earnings per share and $0.97 diluted net earnings per share, as compared to $5.0 million or $0.89 basic net earnings per share and $0.88 diluted net earnings per share for the same period one year ago.  The increase in year-to-date earnings is primarily attributable to an increase in net interest income, an increase in the credit to the provision for loan losses and an increase in non-interest income, which were partially offset by an increase in non-interest expense, as discussed below.
Year-to-date net interest income as of June 30, 2016 was $18.1 million compared to $17.0 million for same period one year ago.  The increase in net interest income was primarily due to a $962,000 increase in interest income, which was primarily attributable to an increase in the average outstanding balance of loans, and a $137,000 decrease in interest expense, which was primarily attributable to a decrease in the average outstanding balances of time deposits and FHLB borrowings during the six months ended June 30, 2016, as compared to the same period one year ago.  Net interest income after the provision for loan losses was $18.8 million for the six months ended June 30, 2016, compared to $17.0 million for the same period one year ago.  The provision for loan losses for the six months ended June 30, 2016 was a credit of $748,000, as compared to a credit of $41,000 for the six months ended June 30, 2015.  The increase in the credit to the provision for loan losses is primarily attributable to a reduction in the required level of the allowance for loan losses resulting from lower historical loss rates used to calculate the ASC 450-20 reserve as the elevated level of loan losses incurred in 2011 and 2012 are no longer included in the historical loss calculations.
Non-interest income was $6.9 million for the six months ended June 30, 2016, compared to $6.5 million for the six months ended June 30, 2015.  The increase in non-interest income is primarily attributable to $324,000 in gains on the sale of securities during the second quarter of 2016 and a $151,000 increase in mortgage banking income during the six months ended June 30, 2016, as compared to the six months ended June 30, 2015.
Non-interest expense was $18.6 million for the six months ended June 30, 2016, as compared to $17.1 million for the six months ended June 30, 2015.  The increase in non-interest expense was primarily due to a $795,000 increase in other non-interest expense, a $522,000 increase in occupancy expense, and a $199,000 increase in salaries and benefits expense during the six months ended June 30, 2016, as compared to the six months ended June 30, 2015.  The increase in other non-interest expense is primarily due to a $1.0 million increase in consulting fees due to expenses associated with the FDIC Consent Order (the "Order") issued in August 2015.  The Bank continues to make progress in addressing the issues identified in the Order and expects that it will be able to undertake and implement all required actions within the time periods specified in the Order.
Total assets were $1.1 billion and $1.0 billion as of June 30, 2016 and 2015, respectively.  Available for sale securities were $265.3 million as of June 30, 2016, compared to $273.5 million as of June 30, 2015.  Total loans were $702.0 million as of June 30, 2016, compared to $666.8 million as of June 30, 2015.

Non-performing assets declined to $6.2 million or 0.6% of total assets at June 30, 2016, compared to $11.1 million or 1.1% of total assets at June 30, 2015.  The decline in non-performing assets is due to a $3.2 million decrease in other real estate owned properties and a $1.6 million decrease in non-accrual loans.  Non-performing loans include $5.8 million in commercial and residential mortgage loans, $36,000 in acquisition, development and construction ("AD&C") loans and $184,000 in other loans at June 30, 2016, as compared to $7.0 million in commercial and residential mortgage loans, $546,000 in AD&C loans and $177,000 in other loans at June 30, 2015.  The allowance for loan losses at June 30, 2016 was $8.5 million or 1.2% of total loans, compared to $10.4 million or 1.6% of total loans at June 30, 2015.  Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.
Deposits were $841.4 million as of June 30, 2016, compared to $808.8 million at June 30, 2015.  Core deposits, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, increased $42.3 million to $810.5 million at June 30, 2016, as compared to $768.3 million at June 30, 2015.  Certificates of deposit in amounts of $250,000 or more totaled $25.7 million at June 30, 2016, as compared to $33.3 million at June 30, 2015.  The decrease in certificates of deposit in amounts of $250,000 or more is attributable to a decrease in retail certificates of deposit which was expected as part of the Bank's pricing strategy to allow maturing high cost certificates of deposit to roll-off.
Securities sold under agreements to repurchase were $42.7 million at June 30, 2016, as compared to $48.3 million at June 30, 2015.
Shareholders' equity was $111.8 million, or 10.4% of total assets, as of June 30, 2016, compared to $100.4 million, or 9.7% of total assets, as of June 30, 2015.  The increase in shareholders' equity is primarily due to an increase in retained earnings due to net income and an increase in accumulated other comprehensive income resulting from an increase in the unrealized gain on investment securities.
The Company recently received regulatory acceptance for a stock repurchase program, whereby up to $2 million will be allocated to repurchase the Company's common stock.  Any purchases under the Company's repurchase program may be made periodically as permitted by securities laws and other legal requirements in the open market or in privately negotiated transactions.  The timing and amount of any repurchase of shares will be determined by the Company's management, based on its evaluation of market conditions and other factors.  The repurchase program may be suspended at any time or from time-to-time without prior notice.
Peoples Bank operates 20 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  Peoples Bank also operates loan production offices in Lincoln, Durham and Forsyth Counties.  The Company's common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol "PEBK."

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like "expect," "anticipate," "estimate," and "believe," variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company's other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company's annual report on Form 10-K for the year ended December 31, 2015.

CONSOLIDATED BALANCE SHEETS
June 30, 2016, December 31, 2015 and June 30, 2015
(Dollars in thousands)

	June 30, 2016	December 31, 2015	June 30, 2015
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$47,524	$29,194	$45,725
Interest-bearing deposits	17,150	10,569	9,954
Cash and cash equivalents	64,674	39,763	55,679

Investment securities available for sale	265,114	268,530	273,469
Other investments	3,634	3,636	3,911
Total securities	268,748	272,166	277,380

Mortgage loans held for sale	3,024	4,149	2,063

Loans	702,031	689,091	666,767
Less: Allowance for loan losses	(8,540)	(9,589)	(10,378)
Net loans	693,491	679,502	656,389

Premises and equipment, net	16,209	16,976	16,503
Cash surrender value of life insurance	14,753	14,546	14,333
Accrued interest receivable and other assets	9,450	11,379	14,864
Total assets	$1,070,349	$1,038,481	$1,037,211

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$238,542	$244,231	$216,475
NOW, MMDA & savings	452,247	431,052	417,026
Time, $250,000 or more	25,675	26,891	33,252
Other time	124,936	130,001	142,048
Total deposits	841,400	832,175	808,801

Securities sold under agreements to repurchase	42,715	27,874	48,285
FHLB borrowings	43,500	43,500	50,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	10,331	9,449	9,120
Total liabilities	958,565	933,617	936,825

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,510,538 shares at 6/30/16 and 12/31/15;
5,540,838 shares at 6/30/15	46,171	46,171	46,748
Retained earnings	57,594	53,183	49,397
Accumulated other comprehensive income	8,019	5,510	4,241
Total shareholders' equity	111,784	104,864	100,386

Total liabilities and shareholders' equity	$1,070,349	$1,038,481	$1,037,211

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2016 and 2015
(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$7,973	$7,333	$15,996	$14,926
Interest on due from banks	18	7	35	17
Interest on investment securities:
U.S. Government sponsored enterprises	649	613	1,307	1,326
State and political subdivisions	1,118	1,157	2,245	2,320
Other	59	81	137	169
Total interest income	9,817	9,191	19,720	18,758

INTEREST EXPENSE:
NOW, MMDA & savings deposits	122	106	241	218
Time deposits	148	226	310	474
FHLB borrowings	415	433	822	851
Junior subordinated debentures	118	99	231	196
Other	10	11	18	20
Total interest expense	813	875	1,622	1,759

NET INTEREST INCOME	9,004	8,316	18,098	16,999
PROVISION FOR (REDUCTION OF PROVISION
FOR) LOAN LOSSES	(531)	(214)	(748)	(41)
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	9,535	8,530	18,846	17,040

NON-INTEREST INCOME:
Service charges	1,088	1,171	2,128	2,305
Other service charges and fees	202	190	536	545
Gain on sale of securities	324	-	324	-
Mortgage banking income	292	271	661	510
Insurance and brokerage commissions	155	203	314	365
Miscellaneous	1,510	1,462	2,933	2,817
Total non-interest income	3,571	3,297	6,896	6,542

NON-INTEREST EXPENSES:
Salaries and employee benefits	4,704	4,286	9,285	9,086
Occupancy	1,734	1,482	3,488	2,966
Other	2,671	2,569	5,828	5,033
Total non-interest expense	9,109	8,337	18,601	17,085

EARNINGS BEFORE INCOME TAXES	3,997	3,490	7,141	6,497
INCOME TAXES	1,033	866	1,723	1,545

NET EARNINGS	$2,964	$2,624	$5,418	$4,952

PER SHARE AMOUNTS
Basic net earnings	$0.54	$0.47	$0.98	$0.89
Diluted net earnings	$0.53	$0.47	$0.97	$0.88
Cash dividends	$0.10	$0.06	$0.18	$0.12
Book value	$20.29	$18.12	$20.29	$18.12

FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2016 and 2015
(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$253,226	$269,470	$255,074	$270,783
Loans	693,238	659,712	692,536	657,234
Earning assets	965,846	946,185	966,895	947,226
Assets	1,059,550	1,037,899	1,053,282	1,037,103
Deposits	844,369	816,503	841,677	818,070
Shareholders' equity	111,130	102,137	111,066	103,040

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.99%	3.77%	4.00%	3.87%
Return on average assets	1.13%	1.01%	1.03%	0.96%
Return on average shareholders' equity	10.73%	10.30%	9.81%	9.69%
Shareholders' equity to total assets (period end)	10.44%	9.68%	10.44%	9.68%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$9,116	$10,843	$9,589	$11,082
Provision for loan losses	(531)	(214)	(748)	(41)
Charge-offs	(186)	(332)	(508)	(862)
Recoveries	141	81	207	199
Balance, end of period	$8,540	$10,378	$8,540	$10,378

ASSET QUALITY:
Non-accrual loans			$5,985	$7,596
90 days past due and still accruing			-	100
Other real estate owned			235	3,424
Total non-performing assets			$6,220	$11,120
Non-performing assets to total assets			0.58%	1.07%
Allowance for loan losses to non-performing assets			137.30%	93.33%
Allowance for loan losses to total loans			1.22%	1.56%

LOAN RISK GRADE ANALYSIS:
	Percentage of Loans
	By Risk Grade
	6/30/2016	6/30/2015
Risk Grade 1 (excellent quality)	1.49%	1.91%
Risk Grade 2 (high quality)	25.22%	24.60%
Risk Grade 3 (good quality)	54.87%	49.96%
Risk Grade 4 (management attention)	13.26%	16.37%
Risk Grade 5 (watch)	2.81%	4.20%
Risk Grade 6 (substandard)	2.04%	2.73%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At June 30, 2016, including non-accrual loans, there were three relationships exceeding $1.0 million in the Watch risk grade (which totaled $7.5 million) and one relationship exceeding $1.0 million in the Substandard risk grade (which totaled $1.3 million).  There was one relationship with loans in both the Watch and Substandard risk grades, which exceeded $1.0 million for loans in both risk grades combined.

(END)